Exhibit 99.1

NEWS RELEASE

PILLARSTONE CAPITAL REIT APPOINTS NEW CEO, CFO AND COO,
MOVES FORWARD TO INTERNALIZE MANAGEMENT FOLLOWING TERMINATION OF MANAGEMENT AGREEMENTS
AND SETS COURSE TO GROW AS A MULTI- AND SINGLE-FAMILY RENTAL REIT

HOUSTON, Texas, July 26, 2022 / Business wire / – On July 21, 2022, Pillarstone Capital REIT’s (“Pillarstone” or the “Company”) (OTC Pink: PRLE) Board of Trustees appointed Bradford D. Johnson as President, Chief Executive Officer and Trustee, and also appointed Dan P. Kovacevic as Chief Financial Officer and William J. Carter as Chief Operating Officer.

Pillarstone also announced that on July 19, 2022, Whitestone TRS, Inc. notified Pillarstone that it confirmed the termination of the management agreements under which Whitestone TRS provided management services to Pillarstone for its eight properties and other administrative matters, effective 30 days from the date of the notice. Whitestone TRS is a subsidiary of Whitestone REIT, which owns Whitestone REIT Operating Partnership, L.P., the holder of 81.4% of the total outstanding Class A units representing limited partnership interests in Pillarstone Capital REIT Operating Partnership LP (“Pillarstone OP”). Substantially all of Pillarstone’s business is conducted through Pillarstone OP. Pillarstone is the sole general partner of Pillarstone OP and owns 18.6% of the outstanding equity in Pillarstone OP. Pillarstone had previously notified Whitestone of its intention to internalize management and take over the operations of the Pillarstone properties but had not taken action to terminate the management agreements as of the date of Whitestone TRS’ notice.

Pillarstone now is proceeding with its plans to become a self-directed, self-managed multi- and single-family rental real estate company.

“We are excited to have Bradford and his selected executive leaders join our leadership team and to have Bradford join the board,” said Dennis Chookaszian, lead independent trustee of Pillarstone. “Bradford brings to Pillarstone a wealth of experience in all phases of commercial real estate management and development across multiple sectors. The Trustees and I believe Bradford, Dan and William are exceptionally qualified to lead Pillarstone forward and we are very excited about Pillarstone’s future with Bradford at the helm.”

“I am pleased to lead the internalization of Pillarstone’s management team and implement the Company’s strategic direction to transform our asset base from an externally managed mix of flex-industrial and office properties into an internally managed value-add portfolio of multi- and single-family rental properties,” Mr. Johnson stated. “With the full support of the Board of Trustees, we have been able to blend a highly experienced real estate team at the Board and Management levels. Our team has the knowhow to leverage that experience to create value appreciation for our shareholders and enhance our tenants’ Pillarstone experience.”

“I am personally excited to be surrounded and supported by a Board that has a wealth of real estate and governance experience, are recognized as leaders within the real estate industry and well known within the public and private capital markets,” Mr. Johnson added. “I am privileged to serve as CEO and lead a team of experienced and proven real estate professionals to execute the strategic plan approved by our Board. I believe Pillarstone’s current portfolio is well-positioned for development and redevelopment to sell and maximize value as we transform the Company by acquiring value-add residential rental properties.

“We anticipate working with Whitestone for an efficient transition of the back-office management systems and accounts from Whitestone to Pillarstone,” Mr. Johnson noted.

Bradford D. Johnson, President, CEO and Trustee

Bradford D. Johnson has 40 years of experience in debt and equity capital markets, portfolio asset management and commercial development for domestic and international public and private REITs, pension funds and corporations with office, retail, industrial, senior living, student housing, multi-family apartments, and single-family rental operations in the U.S. Most recently, he served as Executive Vice President of Acquisitions and Asset Management for Whitestone REIT from 2010 – Feb 2022. Prior to Whitestone, Mr. Johnson held the positions of VP of Acquisitions and Development with Campus Living Villages Funds; Director of Finance & Capital Markets for Place Properties; Managing Director and CFO for Matrix Healthcare Development, Inc.; VP Development Manager for Robert Patillo Properties; VP Asset & Portfolio Management, SE Region USA for Lendlease North America, formerly known as The Yarmouth Group Inc.; and began his career as an Associate Financial Analyst, Property Finance Group for LaSalle Partners, a predecessor firm of Jones Lang LaSalle; and Income Property Broker for Marcus & Millichap. Mr. Johnson holds a Bachelor of Arts degree from Baylor University with a concentration in Business.

Dan P. Kovacevic, CFO

Dan P. Kovacevic has more than 30 years of experience in commercial and residential real estate as a developer and financial executive for public and private REITs and corporations with operations in the retail, multi-family apartments and single-family sectors. Prior to joining Pillarstone, Mr. Kovacevic was VP of Whitestone REIT, responsible for leasing and management of 2.4 million retail square feet from 2011 to February 2022. His previous roles include Chief Financial Officer and Principal with the Mitroff Companies, a suburban Chicago homebuilder and commercial real estate business; VP-Finance with Midwest Development Corporation, a Chicago based real estate developer; and Audit Partner with Coopers and Lybrand, now part of Price Waterhouse Coopers. Mr. Kovacevic was President of Homebuilders Association of Greater Chicago in 2006 and currently is serving his second term on Town of Fountain Hills Planning and Zoning Commission. He is a Certified Public Accountant and holds a Bachelor of Science, Civil Engineering from Northwestern University, McCormick School of Engineering and a Master of Management, Finance and Accounting degree from Northwestern University, Kellogg Graduate School of Management.

William J. Carter, COO

William J. Carter has more than 40 years of experience in commercial real estate. Prior to joining Pillarstone, he was President and Owner of Columbia Capital LLC, which provides short-term bridge loans to real estate professionals since 2013. His previous experience includes serving as Group Vice President for Continental Illinois Bank with divisional responsibility for a $2 billion construction loan portfolio and managerial responsibility for 30 real estate professionals; CEO and President for Granada Construction Corporation, a regional apartment development company, where he developed more than 5,000 apartment units and sourced in excess of $300 million debt and equity capital; Managing Member for De Morgan Capital, a venture with a British pension fund to acquire real estate, source capital and provide advisory services; senior analyst for Real Estate Research Corporation, an international real estate consulting firm; and Executive Officer for Jupiter Realty, Major Realty and Brencor LLC. Mr. Carter holds a Bachelor of Business Administration degree from the University of Georgia.

About Pillarstone REIT

Pillarstone Capital REIT (OTC Pink: PRLE) is a Maryland real estate investment trust engaged in investing in, owning and operating commercial properties. The Company, through the limited partnership of which the Company is general partner, owns six properties in Houston, Texas and two properties in Dallas, Texas. The Company was founded on March 15, 1994, and is headquartered in Houston, TX. For additional information, please visit www.pillarstone-capital.com

Forward-Looking Statements

The statements in this news release that are not historical fact may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “anticipates”, “believes”, “expects”, “estimates”, “intends”, “may”, “projects”, plans”, “will”, “would”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, which could cause the Company’s business, financial condition, liquidity, results of operations, funds from operations, or prospects to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of the ongoing global coronavirus pandemic, including actions taken to contain or treat the coronavirus, on the Company, the Company’s tenants and the global economy and financial markets, that any potential future transaction is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all, and that the Company’s efforts to internalize management may not result in the intended benefits or may result in unexpected costs or liabilities, as well as those risks and uncertainties identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 30, 2022, and Amendment No. 1 to the Form 10-K filed on April 29, 2022, and all other filings made with the SEC after that date, as such risks, uncertainties, and other important factors may be updated from time to time in the Company’s subsequent reports. Further, the Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Source: Pillarstone Capital REIT